Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 24, 2023, (“Closing Date”), Esports Entertainment Group, Inc., a Nevada corporation (“Company”), pursuant to a stock purchase agreement (“Purchase Agreement”) dated February 14, 2023 with Gameday Group PLC, a Malta company (“Purchaser”), completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand (the “Bethard Business”), that is licensed in Malta and Sweden (and together the sale of Prozone Limited with the Bethard Business herein referred to as the “Sale of the Bethard Business).” The purchase consideration was determined by the Company to be $8,090,965 comprised of cash received on the Closing date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), holdback consideration, of €150,000 ($158,171 using exchange rates in effect on the Closing Date) and the Company’s settlement of its contingent consideration liability of €5,872,989 ($6,192,912 using exchange rates in effect on the Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1,238,552 ($1,306,021 using exchange rates at the Closing Date).

The Sale of the Bethard Business was determined to be a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements included herein in accordance with Article 11 of Regulation S-X and based on historical financial information of the Company. The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the Sale of the Bethard Business as if it had occurred on December 31, 2022. The accompanying unaudited pro forma condensed consolidated statement of operations for the six month period December 31, 2022 and the year ended June 30, 2022 gives effect to the Sale of the Bethard Business as if it had occurred on July 1, 2021, the beginning of the earliest period presented.

The accompanying unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are directly attributable to the Sale of the Bethard Business and are factually supportable. Pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of the Current Report on Form 8-K to which the accompanying unaudited pro forma condensed consolidated financial information is included as an exhibit. The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with:

(i)	the historical unaudited condensed consolidated financial statements of the Company for the three and six months ended December 31, 2022 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 21, 2023;

(ii)	the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on October 13, 2022;

(iii)	the announcement reporting the Company had entered into a share purchase agreement with Gameday Group PLC dated February 14, 2023, and also an Amendment and Waiver Agreement on February 16, 2023 to its Senior Convertible Note to complete the Sale of the Bethard Business, which are included in the Current Report on Form 8-K filed with the SEC on February 17, 2023; and

(iv)	The announcements to report the holder of the Senior Convertible Note had effected debt for equity exchanges as included in the Current Report on Form 8-K filed with the SEC on February 6, 2023 and the Current Report on Form 8-k filed with the SEC on February 13, 2023.

The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Sale of the Bethard Business been completed as of the date and for the periods presented. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Esports Entertainment Group, Inc.

Consolidated Balance Sheet

December 31, 2022

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash	$682,378	$867,407	(a),(b)	$11,284	(k)	$1,561,069
Restricted cash	677,730	869,941	(a)	-		1,547,671
Accounts receivable, net	894,204	-		-		894,204
Receivables reserved for users	2,965,926	(1,613,737)	(b)	-		1,352,189
Other receivables	1,292,776	(1,014,032)	(a),(b)	-		278,744
Prepaid expenses and other current assets	1,358,808	(113,818)	(b)	-		1,244,990
Total current assets	7,871,822	(1,004,239)		11,284		6,878,867

Equipment, net	35,966	-		-		35,966
Operating lease right-of-use asset	126,064	-		-		126,064
Intangible assets, net	27,048,230	(11,703,918)	(b)	-		15,344,312
Goodwill	6,584,114	(2,153,419)	(c)	-		4,430,695
Other non-current assets	1,522,328	-		-		1,522,328
TOTAL ASSETS	$43,188,524	$(14,861,577)		$11,284		$28,338,231

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,399,368	$(1,240,317)	(b)	$(2,500,000)	(j)	$10,659,051
Liabilities to customers	2,848,252	(1,613,737)	(b)	-		1,234,515
Deferred revenue	1,090,333	-		-		1,090,333
Senior convertible note	32,221,573	-		(16,311,573)	(i)(j)	15,910,000
Derivative liability	799,954	-		-		799,954
Current portion of notes payable and other long-term debt	75,612	-		-		75,612
Operating lease liability - current	422,344	-		-		422,344
Contingent consideration - current	3,012,978	(3,012,978)	(d)	-		-
Total current liabilities	54,870,414	(5,867,032)		(18,811,573)		30,191,809

Warrant liability	2,456,730	-		-		2,456,730
Deferred income taxes	-	-		-		-
Operating lease liability - non-current	549,482	-		-		549,482
Contingent consideration - non-current	3,179,934	(3,179,934)	(d)	-		-
Total liabilities	61,056,560	(9,046,966)		(18,811,573)		33,198,021

Commitments and contingencies (Note 13)
Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450	7,931,182	-		-		7,931,182
Series B redeemable preferred stock, $0.001 par value, 1,000 authorized, 1,000 shares issued and outstanding	1,000	-		-		1,000
Stockholders’ equity						-
Preferred stock $0.001 par value; 10,000,000 shares authorized	-	-		-		-
Common stock $0.001 par value; 500,000,000 shares authorized, 84,553,944 shares issued and outstanding as of December 31, 2022 Historical and Common stock $0.001 par value; 500,000,000 shares authorized, 3,225,577 shares issued and outstanding December 31, 2022 Pro forma	84,554			(81,328)	(h)(i)(k)	3,226
Additional paid-in capital	148,922,856			19,621,595	(h)(i)(k)	168,544,451
Accumulated deficit	(167,441,699)	(7,934,975)	(e)	(717,410)	(j)(k)	(176,094,084)
Accumulated other comprehensive loss	(7,365,929)	2,120,365	(f)	-		(5,245,564)
Total stockholders’ equity	(25,800,218)	(5,814,611)		18,822,857		(12,791,972)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,188,524	$(14,861,577)		$11,284		$28,338,231

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Esports Entertainment Group, Inc.

Consolidated Statement of Operations

For The Six months Ended December 31, 2022

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma

Net revenue	$16,014,669	$(4,393,562)	(b)	$-		$11,621,107

Operating costs and expenses:
Cost of revenue	6,122,071	(2,070,246)	(b)	-		4,051,825
Sales and marketing	4,288,892	(1,360,062)	(b)	-		2,928,830
General and administrative	17,030,436	(2,662,090)	(b)	-		14,368,346
Asset impairment charges	16,135,000	-		-		16,135,000
Total operating expenses	43,576,399	(6,092,398)		-		37,484,001

Operating income (loss)	(27,561,730)	1,698,836		-		(25,862,894)

Other income (expense):
Interest expense	(2,029,782)	-		-		(2,029,782)
Loss on conversion of Senior Convertible Notes	-	-		-		-
Loss on extinguishment of senior convertible note	-	-		-		-
Change in fair value of derivative liability on Senior Convertible Note	8,599,666	-		-		8,599,666
Change in fair value of warrant liability	5,022,288	-		-		5,022,288
Change in fair value of contingent consideration	(2,864,551)	2,864,551	(d)	-		-
Other non-operating income (loss)	532,836	14,921	(b)	-		547,757
Total other income (expense), net	9,260,457	2,879,472		-		12,139,929

Loss before income taxes	(18,301,273)	4,578,308		-		(13,722,965)

Income tax benefit (expense)	-	-		-		-

Net loss	$(18,301,273)	$4,578,308		$-		$(13,722,965)
Dividend on 10% Series A cumulative redeemable convertible preferred stock	(401,256)	-		-		(401,256)
Accretion of 10% Series A cumulative redeemable convertible preferred stock to redemption value	(149,802)	-		-		(149,802)

Net loss attributable to common stockholders	$(18,852,331)	$4,578,308		$-		$(14,274,023)

Net loss per common share:
Basic and diluted loss per common share	$(0.32)					$(24.29)
Weighted average number of common shares outstanding, basic and diluted	58,764,491			(58,176,846)	(h)	587,645

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Esports Entertainment Group, Inc.

Consolidated Statement of Operations

For The Year Ended June 30, 2022

(Unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma

Net revenue	$58,351,650	$(16,580,702)	(b)	$-		$41,770,948

Operating costs and expenses:
Cost of revenue	24,164,661	(6,460,964)	(b)	-		17,703,697
Sales and marketing	25,728,220	(5,362,056)	(b)	-		20,366,164
General and administrative	51,321,978	(7,175,538)	(b)	-		44,146,440
Asset impairment charges	46,498,689	-		-		46,498,689
Total operating expenses	147,713,548	(18,998,558)		-		128,714,990

Operating loss	(89,361,898)	2,417,856		-		(86,944,042)

Other income (expense):
Interest expense	(6,423,039)	-		-		(6,423,039)
Loss on conversion of Senior Convertible Notes	(5,999,662)	-		-		(5,999,662)
Loss on extinguishment of senior convertible note	(28,478,804)	-		-		(28,478,804)
Change in fair value of derivative liability on Senior Convertible Note	(10,882,241)	-		-		(10,882,241)
Change in fair value of warrant liability	31,468,270	-		-		31,468,270
Change in fair value of contingent consideration	2,355,308	(2,355,308)	(d)	-		-
Other non-operating income (loss)	(584,466)	(8,384,986)	(e)	-		(8,969,452)
Total other income (expense), net	(18,544,634)	(10,740,294)		-		(29,284,928)

Loss before income taxes	(107,906,532)	(8,322,438)		-		(116,228,970)

Income tax benefit (expense)	5,674,442	(5,671,861)	(g)	-		2,581

Net loss	$(102,232,090)	$(13,994,299)		$-		$(116,226,389)
Dividend on 10% Series A cumulative redeemable convertible preferred stock	(501,570)					(501,570)
Accretion of 10% Series A cumulative redeemable convertible preferred stock to redemption value	(182,046)					(182,046)

Net loss attributable to common stockholders	$(102,915,706)					$(116,910,005)

Net loss per common share:
Basic and diluted loss per common share	$(3.56)					$(404.71)
Weighted average number of common shares outstanding, basic and diluted	28,886,918			(28,598,048)	(h)	288,870

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Esports Entertainment Group, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Transaction

On February 24, 2023, (“Closing Date”), Esports Entertainment Group, Inc., a Nevada corporation (“Company”), pursuant to a stock purchase agreement (“Purchase Agreement”) dated February 14, 2023 with and Gameday Group PLC, a Malta company (“Purchaser”), completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand (the “Bethard Business”), that is licensed in Malta and Sweden (and together the sale of Prozone Limited with the Bethard Business herein referred to as the “Sale of the Bethard Business).” The purchase consideration was determined by the Company to be $8,090,965 comprised of cash received on the Closing date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), holdback consideration, of €150,000 ($158,171 using exchange rates in effect on the Closing Date) and the Company’s settlement of its contingent consideration liability of €5,872,989 ($6,192,912 using exchange rates in effect on the Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1,238,552 ($1,306,021 using exchange rates at the Closing Date).

2. Transaction Accounting Adjustments

(a)	Represents the cash consideration received on the Closing Date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), for which 50% of the proceeds received from the Sale of Bethard, or €825,000 ($869,941 using exchange rates in effect on the Closing Date) are required to be deposited into a bank account in favor of the debt holder pursuant to the terms of an Amendment and Waiver to the Senior Convertible Note dated February 16, 2023. A receivable of €150,000 ($158,171 using exchange rates in effect on the Closing Date) is also recorded in Other receivables on the unaudited condensed consolidated balance sheet to reflect the holdback consideration that is payable to the Company under the terms of the Purchase Agreement at the completion of the two month holdback period.

(b)	Represents the removal of historical assets and liabilities, and revenues and expenses directly attributed to the Sale of the Bethard business.

(c)	Represents the Company’s preliminary estimate of goodwill allocated to the Sale of the Bethard Business which is based on the estimated fair value of the Sale of the Bethard Business relative to the estimated fair value of the iGaming reporting unit.

(d)	Represents a release of the Company’s obligation to pay the remaining Contingent consideration – current and Contingent consideration – non-current liabilities totaling $6,192,912, which had originated from the acquisition of the Bethard Business. The effects of the change in fair value of contingent consideration related to the Bethard Business, being an expense of $2,864,551 for the six months ended December 31, 2022 and a benefit of $2,355,308 for the year ended June 30, 2022, were also removed from the unaudited condensed consolidated statements of operations for each respective period.

(e)	Represents the estimated loss on Sale of the Bethard Business.

(f)	Represents the release of the cumulative translation adjustment of Prozone Limited for inclusion in the loss on Sale of the Bethard Business.

(g)	Represents a reversal of an income tax benefit that was previously recorded based on the tax attributes of the Bethard Business. The Company had previously recorded a reduction in the valuation allowance in the amount of $5,671,861 during the year ended June 30, 2022 based on the deferred tax liabilities of the Bethard Business, and their impact on the Company’s estimate of realizability of its deferred tax assets. The Company maintains a full valuation allowance against its net deferred tax asset position and therefore the deferred taxes of Prozone had no effect on the unaudited pro forma condensed consolidated balance sheet at December 31, 2022.

3. Other Transaction Accounting Adjustments

Since December 31, 2022, the Company has entered into transactions that were not directly attributable to the Sale of the Bethard Business but were determined to be material for investors and users of the pro forma condensed combined financial statements. In accordance with Article 11 of Regulation S-X, these transactions are included as other transaction accounting adjustments, and are described below.

(h)	The Company announced on February 21, 2022 a 1-for-100 reverse stock split of its outstanding common stock. Beginning on February 22, 2022, the Company’s common stock opened for trading on a split adjusted basis. The adjustment reflects the effects of the reverse stock split on common stock, additional paid-in capital, earnings per share and weighted average shares outstanding.

(i)	On January 27, 2023, the Company received the written consent of the holder of its outstanding Senior Convertible Note to lower the conversion price of the Senior Convertible Note into shares of Common Stock under Section 7(g) of the Senior Convertible Note to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of the Common Stock for a trading day during the five (5) consecutive trading day period ending, and including, the applicable date that the conversion price is lowered for purposes of a conversion (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events during such measuring period) until further written notice to the holder from the Company. Since January 27, 2023, the Company has converted $19,261,583 of principal outstanding under the Senior Convertible Note to common stock resulting in the issuance of 2,242,143 share on a post reverse stock split basis. The reduction of the Senior Convertible Note through the Conversions was a net $16,311,573 after the balance was increased for the converted accrued liabilities and incurred fees discussed in (j) below.

(j)	The Company increased the Senior Convertible Note by $2,950,000, for converted accrued liabilities of $2,500,000 and incurred fees of $450,000, in connection with the signing of the Amendment and Waiver to the Senor Convertible Note dated February 16, 2023, which was required for the Company to proceed with the Sale of the Bethard Business.

(k)	In addition to the conversion of principal outstanding under the senior convertible note discussed above, subsequent to December 31, 2022, the Company issued shares of common stock and issued options as follows:

●	25,000 shares and 25,000 options were issued to the CEO subsequent to December 31, 2022, pursuant to his employment agreement. The share based compensation expense related to the issuance of the common stock and stock options was $185,000 and $82,400, respectively;
●	112,840 Pre-funded Warrants were redeemed for shares of common stock for net proceeds of $11,284;
●	Other issuances of 55 shares of common stock.